UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2015 (June 25, 2015)

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Continental Drive, Newark, Delaware		19713
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 451-0200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On June 25, 2015, the stockholders of SLM Corporation (the “Company”) approved an amendment to the Company’s Amended and Restated By-Laws adopting a proxy access provision. Specifically, the new Section 9 of Article II of the Amended and Restated By-Laws permits any stockholder, or group of no more than 20 stockholders, owning 3 percent or more of the Company’s outstanding common stock continuously for at least the previous three years, and who complies with other requirements set forth in Section 9 of Article II, to include one director nominee in the Company’s proxy statement for its annual meeting of stockholders, with the maximum number of stockholder-nominated candidates not to exceed 25 percent of the number of seats on the Board of Directors to be filled in the annual election.

One June 25, 2015, the Board of Directors of the Company approved an amendment to the advance notice window provision in Section 8 of Article II of the By-Laws for director nominations and other business to not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Section 8 of Article II of the By-Laws previously provided for an advance notice window of between 120 days and 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. This amendment, related to the aforementioned proxy access provision, was previously described to our stockholders in the proxy access proposal set forth in the Company’s definitive proxy statement dated May 5, 2015.

The foregoing brief descriptions of the amendments to the Company’s By-Laws are qualified in their entirety by the full text of the Company’s By-Laws, as amended and restated, a copy of which is being filed as Exhibit 3.2 hereto and incorporated herein by reference.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 25, 2015, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on April 27, 2015, the record date for the Annual Meeting, 425,684,479 shares of common stock, par value $.20 per share, were outstanding and entitled to vote. At the Annual Meeting, 409,528,727, or approximately 96.20%, of the outstanding shares of common stock entitled to vote were represented in person or by proxy. At the Annual Meeting, the following proposals were submitted to a vote of the Company’s stockholders, with the voting results indicated below:

Proposal 1 – Election of Directors. The Company’s stockholders elected the following 12 directors to hold office until the 2016 Annual Meeting of Stockholders and until their successors have been duly elected or appointed.

	For	Against	Abstain	Broker Non-Votes
Paul G. Child	394,516,236	986,704	214,567	13,811,220
Carter Warren Franke	391,690,536	3,817,302	209,669	13,811,220
Earl A. Goode	388,040,229	7,473,074	204,204	13,811,220
Ronald F. Hunt	387,583,609	7,929,513	204,385	13,811,220
Marianne M. Keler	393,311,766	2,199,724	206,017	13,811,220
Jim Matheson	391,826,474	3,680,749	210,284	13,811,220
Jed H. Pitcher	391,483,042	4,025,956	208,509	13,811,220
Frank C. Puleo	394,142,528	1,365,820	209,159	13,811,220
Raymond J. Quinlan	387,076,810	6,753,401	1,887,296	13,811,220
Vivian C. Schneck-Last	394,450,515	1,058,299	208,693	13,811,220
William N. Shiebler	354,317,595	41,191,665	208,247	13,811,220
Robert S. Strong	394,510,641	997,638	209,228	13,811,220

Proposal 2 – Advisory Vote on Executive Compensation. The Company’s stockholders approved, by an advisory vote, the compensation of its named executive officers.

For	Against	Abstain	Broker Non-Votes
343,661,193	51,796,294	260,020	13,811,220

Proposal 3 – Ratification of the Appointment of KPMG LLP. The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

For	Against	Abstain	Broker Non-Votes
405,874,609	3,412,487	241,631	N/A

Proposal 4 – Approval of Amendment to the Amended and Restated By-Laws of the Company relating to Proxy Access. The Company’s stockholders approved the proposal regarding the amendment to the Amended and Restate By-Laws of the Company relating to Proxy Access.

For	Against	Abstain	Broker Non-Votes
364,472,417	30,957,346	287,744	13,811,220

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.2*	Amended and Restated By-Laws of SLM Corporation, effective June 25, 2015

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

Date: June 29, 2015	By:	/s/ Laurent C. Lutz
Laurent C. Lutz
Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.2*	Amended and Restated By-Laws of SLM Corporation, effective June 25, 2015

*	Filed herewith.